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                                 Exhibit 99-B

FOR IMMEDIATE RELEASE                    Contact:  David M. Findlay
- ---------------------                              Vice President Strategic
                                                   Planning & Investor Relations
                                                   (219) 271-4600


                 QUALITY DINING REPORTS SECOND QUARTER RESULTS
                 ---------------------------------------------

                INCOME FROM RESTAURANT OPERATIONS INCREASES 90%

Mishawaka, Indiana (June 7, 1996)--Quality Dining, Inc. (Nasdaq/NM:QDIN) today announced a 90% increase in income from restaurant operations for its second quarter ended May 12, 1996. Income from restaurant operations was $7.5 million versus $4.0 million for the comparable period in fiscal 1995. The Company also reported an 83% increase in net income to $2.1 million for the quarter versus $1.1 million for the same period in fiscal 1995. Net income per share for the second quarter of fiscal 1996 was $0.24 versus $0.17 for the comparable period in fiscal 1995. Earnings per share for the second quarter of fiscal 1996 reflects a 31% increase in weighted average shares outstanding over the comparable period in fiscal 1995.

     Restaurant sales increased 130% to $55.4 million for the second quarter of fiscal 1996 compared with $24.1 million in the same period of fiscal 1995. This increase was driven by the addition of revenues derived from the Company's 42 Grady's American Grill restaurants, which were acquired in the first quarter of fiscal 1996, and continued growth in its other concepts.

     For the 28 weeks ended May 12, 1996, Quality Dining reported a 76% increase in income from restaurant operations to $14.5 million versus $8.3 million for the comparable period in fiscal 1995. The Company reported restaurant sales of $109.0 million for the 28 weeks ended May 12, 1996, a 109% increase over $52.3 million for the comparable period in fiscal 1995. Quality Dining reported net income of $2.8 million, or $0.31 per share, for the first half of fiscal 1996 versus $2.3 million, or $0.34 per share, for the comparable period in fiscal 1995. Earnings per share for the first half of fiscal 1996 reflects a 31% increase in weighted average shares outstanding over the comparable period in fiscal 1995.

     Net income for the first quarter of fiscal 1996 included a pre-tax charge of $1.9 million ($1.2 million after tax, or $0.14 per share) for restructuring and integration costs related to the acquisitions of Grady's American Grill and Spageddies Italian Kitchen. Excluding the special charge, the Company's net income for the first half of fiscal 1996 would have been $4.0 million, or $0.45 per share.

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QDIN Reports Second Results
Page 2
June 7, 1996


     Quality Dining increased the number of restaurants operating from a total of 145 at the end of the first quarter of fiscal 1996 to 150 units operating at the conclusion of the second quarter of fiscal 1996. This increase included the addition of three Bruegger's Bagel Bakeries, one Burger King restaurant and one Chili's Grill & Bar restaurant. The Company's Bruegger's Bagel Bakeries reported a comparable sales increase of 10.5% for the second quarter of fiscal 1996. Comparable restaurant sales for the second quarter of fiscal 1996 for the Company's Burger King and Chili's units were negative 1.1% and negative 4.4%, respectively. Comparable restaurant sales for the first half of fiscal 1996 for the Company's Bruegger's Bagel Bakeries, Burger King and Chili's units were positive 7.5%, negative 0.8% and negative 2.8%, respectively.

     President and Chief Executive Officer Daniel B. Fitzpatrick commented on the results, "We are pleased to report strong results for the first half of fiscal 1996. Throughout the first and second quarters of fiscal 1996, our businesses fared well in the face of intense competition and challenging weather. Comparable sales performance, overall sales and restaurant operating margins were significantly impacted by these factors. Given these influences, the Company's performance is indeed gratifying."

     Fitzpatrick continued, "We are well positioned to execute against our strategic business plan for the balance of fiscal 1996 which is focused on maintaining the Company's historical operational excellence and expanding our opportunities through our merger with Bruegger's Corporation."

     As of May 12, 1996, Quality Dining, Inc. operated a total of 150 quick service and casual theme dining restaurants located in 20 states throughout the country. The Company operated 63 Burger King restaurants, 42 Grady's American Grill restaurants, 21 Bruegger's Bagel Bakeries, 19 Chili's Grill & Bar restaurants and 5 Spageddies Italian Kitchen restaurants.

     Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the availability and cost of suitable locations for new restaurants; the hiring, training and retention of skilled management and other restaurant personnel; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including any increase in the minimum wage; and other risk factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

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                             QUALITY DINING, INC.
                        UNAUDITED FINANCIAL HIGHLIGHTS
                   (in thousands, except per share amounts)

                                             12 Weeks Ended     28 Weeks Ended
                                          --------------------  --------------------------
                                           May 12,    May 14,       May 12,       May 14,
                                            1996       1995          1996          1995
                                          ---------  ---------  ---------------  ---------
Restaurant sales:
 Burger King                               $16,208    $12,562         $ 35,588    $27,961
 Grady's                                    24,571        ---           41,679        ---
 Chili's                                     9,506      9,178           21,086     20,229
 Spageddies                                  1,889      1,159            4,373      1,920
 Bruegger's                                  3,228      1,164            6,321      2,144
                                           -------    -------         --------    -------
   Total restaurant sales                   55,402     24,063          109,047     52,254
                                           -------    -------         --------    -------

Restaurant operating expenses:
 Food and beverage                          17,406      7,068           34,256     15,543
 Payroll and benefits                       15,326      6,154           30,650     13,552
 Depreciation and amortization               2,527      1,222            5,214      2,694
 Other operating expenses                   12,620      5,649           24,390     12,188
                                           -------    -------         --------    -------
   Total restaurant operating expenses      47,879     20,093           94,510     43,977
                                           -------    -------         --------    -------

Income from restaurant operations            7,523      3,970           14,537      8,277
General and administrative expenses          2,518      1,468            5,088      3,282
Restructuring and integration costs            ---        ---            1,938        ---
                                           -------    -------         --------    -------

Operating income                             5,005      2,502            7,511      4,995
                                           -------    -------         --------    -------

Other income (expense):
 Interest expense                           (1,701)      (674)          (3,125)    (1,369)
 Gain (loss) on sale of property               ---        ---                3         (4)
 Interest income                                40         24              111         58
 Other expense, net                            (60)       (37)            (130)       (60)
                                           -------    -------         --------    -------

   Total other expense                      (1,721)      (687)          (3,141)    (1,375)
                                           -------    -------         --------    -------

Income before income taxes                   3,284      1,815            4,370      3,620
Income taxes                                 1,198        672            1,595      1,340
                                           -------    -------         --------    -------
   Net income                              $ 2,086    $ 1,143         $  2,775    $ 2,280
                                           =======    =======         ========    =======

 Net income per share                        $0.24      $0.17            $0.31      $0.34
                                           =======    =======         ========    =======
 Net income per share before
  restructuring and integration costs        $0.24      $0.17            $0.45      $0.34
                                           =======    =======         ========    =======

 Weighted average number of shares
  of common stock outstanding                8,839      6,761            8,838      6,744
                                           =======    =======         ========    =======

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